                                                                   EXHIBIT 10.37

================================================================================


                       DENTAL GROUP MANAGEMENT AGREEMENT

                                effective as of

                               October 31, 1997

                                 by and among

                           PREMIER DENTAL CARE, INC.
                      (an Idaho professional corporation)

                                      and

                                   SJL, P.A.
                      (an Idaho professional corporation)

================================================================================

                               TABLE OF CONTENTS

                                                                                       Page

ARTICLE I - DEFINITIONS................................................................  1.

ARTICLE II - SCOPE OF AGREEMENT........................................................  2.
     Section 2.1    General Scope of Agreement.........................................  2.
     Section 2.2    License............................................................  2.
     Section 2.3    Intellectual Property..............................................  2.
     Section 2.4    Revenues...........................................................  2.
     Section 2.5    Deposit Accounts...................................................  3.

ARTICLE III - OPERATION OF PRACTICES...................................................  3.
     Section 3.1    Appointment........................................................  3.
     Section 3.2    Professional Matters...............................................  3.
     Section 3.3    Relationship of Parties............................................  3.
     Section 3.4    Authority and Control..............................................  3.
     Section 3.5    Joint Operations Committee.........................................  4.
     Section 3.6    Budgets............................................................  5.
     Section 3.7    Budget Process.....................................................  6.

ARTICLE IV - MANAGEMENT SERVICES.......................................................  7.
     Section 4.1    General Description of Services....................................  7.
     Section 4.2    Practice Site Facilities...........................................  7.
     Section 4.3    Purchased Items and Services.......................................  7.
     Section 4.4    Manager Personnel..................................................  7.
     Section 4.5    Day-to-Day Management and Supervision..............................  7.
     Section 4.6    Billing and Collection Payment of Expenses.........................  8.
     Section 4.7    Bookkeeping and Accounting.........................................  8.
     Section 4.8    Marketing and Public Relations Services............................  9.
     Section 4.9    Group Agreements...................................................  9.
     Section 4.10   Utilization Review Quality Improvement and Outcomes Monitoring.....  9.
     Section 4.11   Patient Referrals..................................................  9.
     Section 4.12   Applicable Law.....................................................  9.

ARTICLE V - GROUP RESPONSIBILITIES..................................................... 10.
     Section 5.1    Diagnosis, Treatment Planning, Specific Patient Education and
                    Consultation....................................................... 10.
     Section 5.2    Dental Services.................................................... 10.
     Section 5.3    Provision of Dental Services by Group.............................. 11.
     Section 5.4    Providers.......................................................... 11.
     Section 5.5    Peer Review........................................................ 11.
     Section 5.6    Fees, Charges and Payor Agreements................................. 11.
     Section 5.7    Hours of Clinical Operation........................................ 11.
     Section 5.8    Billing Information and Assignments................................ 11.
     Section 5.9    Third Party Contracts.............................................. 12.
     Section 5.10   Use of Manager's Goods and Services................................ 12.
     Section 5.11   Negative Covenants................................................. 12.
     Section 5.12   Group Maintains Full Professional Authority........................ 12.


                                      (i)


ARTICLE VI - TERM...................................................................... 12.
     Section 6.1    Term............................................................... 12.
     Section 6.2    Termination and Extension.......................................... 12.

ARTICLE VII - FINANCIAL AND SECURITY ARRANGEMENTS...................................... 14.
     Section 7.1    Management Fee..................................................... 14.
     Section 7.2    Payments........................................................... 15.
     Section 7.3    Advances........................................................... 15.
     Section 7.4    Security Agreement................................................. 15.
     Section 7.5    Priority of Payments............................................... 15.
     Section 7.6    Accounts Receivable................................................ 15.

ARTICLE VIII - INDEMNITY AND INSURANCE................................................. 16.
     Section 8.1    Indemnity.......................................................... 16.
     Section 8.2    Manager's Insurance................................................ 16.
     Section 8.3    Group's Insurance.................................................. 17.

ARTICLE IX - BOOKS AND RECORDS......................................................... 17.
     Section 9.1    Ownership of Records............................................... 17.

ARTICLE X - RESTRICTIVE COVENANTS...................................................... 17.
     Section 10.1   Covenant Regarding Proprietary Information......................... 17.
     Section 10.2   Covenants Not to Compete During the Term........................... 18.
     Section 10.3   Covenant Not to Solicit............................................ 18.

ARTICLE XI - MISCELLANEOUS PROVISIONS.................................................. 19.
     Section 11.1   Assignment......................................................... 19.
     Section 11.2   Headings........................................................... 19.
     Section 11.3   Waiver............................................................. 19.
     Section 11.4   Notices............................................................ 19.
     Section 11.5   Attorneys' Fees.................................................... 20.
     Section 11.6   Successors......................................................... 20.
     Section 11.7   Entire Agreement................................................... 20.
     Section 11.8   Governing Law...................................................... 20.
     Section 11.9   Severability, Contract Modifications for Prospective Legal Events.. 20.
     Section 11.10  Time Is of the Essence............................................. 21.
     Section 11.11  Authority.......................................................... 21.
     Section 11.12  Counterparts....................................................... 21.

                                     (ii)

EXHIBITS

Addendum 1

Schedule A -- Stockholder
Schedule B -- Professional Liability Insurance Coverage

Exhibit 7.1 -- Service Fee
Exhibit 7.4 -- Security Agreement

                                     (iii)

                       DENTAL GROUP MANAGEMENT AGREEMENT
                       ---------------------------------


     This Dental Group Management Agreement (this "Agreement") is effective as
                                                   ---------
of October 31, 1997 and is effective as of the date set forth in Section 6.1

("Effective Date") by and between Premier Dental Care, Inc., an Idaho
  --------------
corporation ("Manager"), and SJL, P.A., an Idaho professional corporation
              -------
("Group").
  -----


                                    RECITALS
                                    --------

     A. Group engages in the practice of dentistry by providing dental services to patients of Group ("Group Patients") and to enrollees ("Beneficiaries") of
                       --------------                      -------------
dental plans ("Plans") under contracts ("Payor Contracts") between Group and
               -----                     ---------------
Plans or between Beneficiaries and Plans.

     B. Group provides dental services to Beneficiaries and to Group Patients through arrangements with licensed individuals ("Providers"). Such arrangements
                                                 ---------
may include contracts ("Employment Agreements") with dentist employees
                        ---------------------
(collectively "Employee Providers") and agreements ("Provider Subcontracts")
               ------------------                    ---------------------
with independent contractor dentists and non-dentist providers of various dental care services (collectively "Subcontract Providers").
                             ---------------------

     C. All activities of Group subject to this Agreement are referenced as the "Practice." All references to "dental" care and services include general
     --------
and specialist dental services. All references to "dentists" include generalists and specialists.

     D. Manager is a management services company that has been organized to provide certain support services for the Practice and for other dental groups. Manager is in the business of providing or arranging for management services, facilities, equipment and certain personnel necessary for the operation of the Practice.

     E. Group desires to retain Manager on an independent contractor basis to provide management services that are more particularly described below, and Manager desires to provide such management services under the terms and conditions set forth in this Agreement.


                                   AGREEMENTS
                                   ----------

     Now, Therefore, in consideration of the covenants and conditions contained herein, Manager and Group agrees as follows:


                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     Terms that are capitalized within this Agreement and its addenda and exhibits are defined in Addendum 1.

                                      1.

                                  ARTICLE II
                              SCOPE OF AGREEMENT
                              ------------------

          Section 2.1  General Scope of Agreement.  This Agreement shall apply
                       --------------------------
to the Practice being conducted by Group, including, without limitation, all professional, administrative and technical services, marketing, contracting, case management, ancillary dental services, outpatient services and dental care facilities, equipment, supplies and items, except as otherwise specifically provided in this Agreement. Group's Employment Agreements shall encompass substantially all such activities of Employee Providers and shall provide that all revenues derived from such activities (and not excluded below) shall be included in Revenues as such term is defined in Section 2.4 hereof. Nothing in this Agreement shall be construed to alter or in any way affect the legal, ethical and professional relationship between and among Provider and Provider's patients, nor shall anything contained in this Agreement abrogate any right or obligation arising out of or applicable to the dentist-patient relationship. Pursuant to that certain Agreement and Plan of Reorganization and Merger of even date herewith by and between Manager, Group and GMS Dental Group, Inc., a Delaware corporation (the "Company"), Manager shall be merged with and into the Company, which will become Manager under this Agreement upon consummation of such merger.

          Section 2.2  License.  Except as prohibited by contract or by
                       -------
applicable laws and requirements governing the practice of dentistry, Group grants Manager an exclusive license to use any and all of Group's assets, whether tangible or intangible, in carrying out Manager's duties and responsibilities under the provisions of this Agreement.

          Section 2.3  Intellectual Property.  Group hereby grants to manager a
                       ---------------------
non-exclusive, perpetual, royalty-free, worldwide license to use and sublicense the use of any intellectual property owned by Group. This license shall cover, but not be limited to, use of the following:

               a.  Service Mark. Group hereby grants Manager the right to use
                   ------------
all service marks and trademarks of Group (the "Marks") for marketing and
                                                -----
promotional materials in connection with Group's offering of dental services. Manager agrees to use the Marks solely in the design format used by Group as of the date of this Agreement or another design format approved in advance in writing by Group. Group shall have the opportunity to review any marketing or other materials using the Marks in advance of any public distribution. Manager agrees that it will include these restrictions on use in any sublicense of the Marks.

               b.  Copyrighted Materials. Group hereby grants Manager the right
                   ---------------------
to use any and all copyrighted materials authored or owned by Group including, specifically, the Group dental management system software programs (the "Programs"). This license includes the right to sublicense the Programs and the
---------
right to prepare and own derivative works based on the Programs, all without a duty of accounting to Group. Group shall execute all documents required to enable Manager to own, use and exploit all such rights.

          Section 2.4  Revenues.  "Revenues" shall mean all of Group's accounts
                       --------    --------
receivable (net of contractual adjustments and bad debt), and cash collections. Revenues shall include all funds collected by, or legally due to, Group or any Affiliate of Group, including, without limitation, the following: (a) all fee-for-service payments for services to Group Patients or Beneficiaries; (b) all payments established under Payor Contracts; (c) all coordination of benefits or deductibles and third-party liability recoveries related to the Group's services; (d) all payments, dues, fees or other compensation to Group; (e) any income, profits, dividends, distributions or other payments from Group's investments; and (f) any interest or other non-operating income of Group.

                                      2.

          Section 2.5  Deposit Accounts.  All cash received by Group from
                       ----------------
whatever source shall be deposited into an account or accounts ("Accounts") in
                                                                 --------
the name of Group at a banking institution selected by Group and approved by Manager. Group authorizes Manager to bill and collect, in Group's name, all charges and reimbursements for Group's dental related activities and to deposit such collections in the Accounts. Group agrees to assist and cooperate with Manager in the billing and collection process and to immediately deliver to Manager for deposit any monies Group may receive. Manager shall manage the cash equivalents of Group and Manager shall be entitled (and is hereby authorized) to transfer such cash to the account of Manager and to use such cash for purposes as Administrator deems appropriate, subject to and consistent with the terms and provisions of this Agreement. Nothing in this Section 2.5 shall be construed to limit or otherwise modify the requirement that Manager disburse funds in fulfillment of the obligations of the Group and Manager under this Agreement.


                                  ARTICLE III
                            OPERATION OF PRACTICES
                            ----------------------

          Section 3.1  Appointment.  Subject to applicable laws and requirements
                       -----------
governing the practice of dentistry, Group hereby appoints Manager as its sole and exclusive Manager for the operation of the Practice and covenants not to enter into an agreement with any Person other than Manager to perform or assume any of Manager's rights, duties or responsibilities as provided herein. Manager hereby accepts full responsibility for such management as more fully set forth herein.

          Section 3.2  Professional Matters.  Pursuant to applicable laws and
                       --------------------
requirements governing the practice of dentistry, Group shall retain ultimate responsibility for all activities of Group that are within the scope of a dentist's licensure and cannot be performed by Manager due to Manager's non-licensed status.

          Section 3.3  Relationship of Parties.  In the performance of its
                       -----------------------
duties and obligations under this Agreement, it is understood and agreed that Manager shall, at all times, be acting and performing as an independent contractor and not as an employee of Group. Except as provided in this Agreement or as required by laws, Group shall neither have nor exercise any control or direction over the methods by which Manager shall perform its obligation thereunder; nor shall Manager have or exercise any control or direction over the methods by which Group shall practice dentistry. It is expressly agreed by the parties that no work, act, commission or omission of manager pursuant to the terms and conditions of this Agreement shall be construed to make or render Manager or Manager's employees or agents, the employees of Group. Manager and Group are not partners or joint venturers with each other and nothing herein shall be construed so as to make them partners or joint venturers or impose upon either of them any liability as partners or joint venturers. Manager's responsibility is to assure that the services covered by this Agreement shall be performed and rendered in a competent, efficient and satisfactory manner.

          Section 3.4  Authority and Control.  Strategic planning, overall
                       ---------------------
direction and control of the business and affairs of Group, and authority over the day-to-day activities of Group shall be accomplished as follows:

               a.  Exclusive Authority:
                   -------------------

                   (1) Group.  Notwithstanding anything else to the contrary
                       -----
contained herein, Group shall have the sole responsibility and authority for all aspects of the practice of dentistry and delivery of dental services by Providers. Providers shall use and occupy at the practice sites ("Practice
                                                                  --------
Sites") the facilities provided by Manager hereunder exclusively for the
-----
practice of dentistry ("Practice Site
                        -------------

                                      3.

Facilities").  Group and Manager expressly acknowledge that the Practice or
----------
Practices conducted at these Practice Site Facilities shall be conducted solely by dentists and dental hygienists associated with Group as Employee Providers or Subcontract Providers. Group shall consult with Manager or the Joint Operations Committee to the extent reasonable and not inconsistent with the laws governing the practice of dentistry.

               b.  Joint Authority. All other decision-making authority related
                   ---------------
to the business and affairs of Group shall be vested in a joint operations committee (the "Joint Operations Committee"). Nothing herein shall be construed
                --------------------------
as preventing the Joint Operations Committee from appointing representatives and delegating authority to such representatives so long as the Joint Operations Committee may revoke such appointment and delegation at any time and so long as the Joint Operations Committee retains ultimate responsibility for the decisions of such representatives.

          Section 3.5  Joint Operations Committee.  Subject to applicable laws
                       --------------------------
and requirements governing the practice of dentistry, the Joint Operations Committee shall have authority and responsibility to provide strategic planning, overall direction and authority over the day-to-day management and administrative activities of the Group and shall manage the business operations of the Group as follows:

               a.  Joint Operations Committee Membership.  The Joint Operations
                   -------------------------------------
Committee shall consist initially of three (3) individuals (the "Committee
                                                                 ---------
Members").  Group shall designate one (1) Committee Member who shall be licensed
-------
dentists (the "Group Member") and the remaining two (2) Committee Members (the
               ------------
"Manager Members") shall be appointed by Manager.  The number of Committee
----------------
Members may be increased by agreement of the parties. Each party shall continue to direct the appointment of the same percentage of Committee Members as described above. Each Committee Member shall serve at the pleasure of the party designating such Committee Member and may be replaced, with or without cause, at any time by such party upon the delivery of written notice thereof to the other Committee Members. Manager, Group and their respective Committee Members shall diligently pursue any preliminary activities that are necessary to allow the Joint Operations Committee to take an action. Where Committee Members are required to consult with the organization appointing such Committee Members, the Committee shall establish and agree on a deadline for accomplishing such consultation.

               b.  Joint Operations Committee Action.
                   ---------------------------------

                   (1) Joint Action. Except as otherwise expressly set forth
                       ------------
above, the Joint Operations Committee shall take all other actions that have been approved by a majority of the Committee Members.

                   (2) Consultation Forum. Consultation between Group and
                       ------------------
Manager, if any, shall take place at a meeting of the Joint Operations Committee, and Group and Manager hereby agree to be bound by the decision of their Group Members or Manager Members, as the case may be.

               c.  Joint Operations Committee Meetings.  Meetings of the Joint
                   -----------------------------------
Operations Committee may be held by telephone or similar communications equipment so long as all Committee Members participating in a meeting can hear and speak to each other. The Joint Operations Committee shall prepare and maintain written minutes of all meetings and shall provide a copy of the minutes to the parties within fifteen (15) business days following each meeting.

                   (1) Regular Meetings. The Joint Operations Committee shall
                       ----------------
hold not less than four (4) regular meetings each year, at such specific times and places as the Committee Members may determine.

                                      4.

                   (2) Special Meetings. A special meeting of the Joint
                       ----------------
Operations Committee may be called by a majority of the Committee Members.

                   (3) Notice Requirement. A Committee Member calling a special
                       ------------------
meeting must provide all other Committee Members with ten (10) days' advance written or telephonic notice. Notice must be given or sent to the Committee Member's address or telephone number as shown on the records of the Joint Operations Committee. Notice may be delivered directly to each Committee Member or to a person at the Committee Member's principal place of business who reasonably would be expected to communicate that notice promptly to the Committee Member.

                   (4)  Waiver of Notice Requirement.
                        ----------------------------

                        (a) Written Waiver, Consent or Approval. Notice of a
                            -----------------------------------
special meeting need not be given to any Committee Member who, either before or after the meeting, signs a waiver of notice or a written consent of the holding of the special meeting, or an approval of the minutes of the special meeting. Such waiver, consent or approval need not specify the purpose of the special meeting. All such waivers, consents and approvals shall be filed with the Joint Operations Committee records or made a part of the minutes of the special meetings.

                        (b) Failure to Object. Notice of a special meeting need
                            -----------------
not be given to any Committee Member who attends the special meeting and does not protest before or at the commencement of the special meeting such lack of notice.

                   (5) Quorum. The smallest number of Committee Members that
                       ------
exceed fifty percent (50%) of all Committee Members shall constitute a quorum of the Joint Operations Committee, provided, however, that such quorum shall include at least one Group member and one Manager member.

                   (6) Proxies. The Joint Operations Committee shall provide for
                       -------
the use of proxies, telephonic conference calls, written consents or other appropriate methods by which the full participation of the Group Members and Manager Members can be assured.

               d.  Limitation of Responsibility.  Notwithstanding any other
                   ----------------------------
provisions hereof, Committee Members shall be liable to the parties only for actions constituting bad faith, gross negligence or breach of an express provision of this Agreement (so long as such breach remains uncured after ten
(10) days of receiving notice of the nature of such breach). In all other respects, Committee Members shall not be liable for negligence or mistakes of judgment.

          Section 3.6  Budgets.  A capital and operating budget ("Annual
                       -------                                    ------
Budget") shall be established regarding all financial aspects of the Practice. The Annual Budget shall include the following elements and other items, as appropriate:

               a. A capital expenditure budget outlining a program of capital expenditures, if any, that are required for the next succeeding fiscal year;

               b. An operating budget setting forth an estimate of Net Revenues and expenses for the next succeeding fiscal year, together with an explanation of anticipated changes or modifications, if any, in the Practice's utilization, rates, charges to patients or third party payors, salaries, costs of Provider, non-wage cost increases, and all other similar factors expected to differ significantly from those prevailing during the current fiscal year;

                                      5.

          c.  Other expenses of operation;

          d. The amount of a reasonable reserve to satisfy possible shortfalls from operations. The allocation of such reserve shall be made by the Joint Operations Committee as and when necessary; and

          e. The Management Fee, as defined below, for the next succeeding fiscal year.

     Section 3.7  Budget Process.
                  --------------

          a.  Initial Annual Budget.  Not later than 45 days after the Effective
              ---------------------
Date, the Joint Operations Committee will have prepared the initial Annual Budget for the first fiscal year (which shall initially be the calendar year) during the term of this Agreement. If the Effective Date is other than the first day of a fiscal year, then such initial Annual Budget shall encompass only such portion of the then current fiscal year as remains, or, at the option of the parties, such portion of the then current fiscal year plus the immediately subsequent fiscal year.

          b.  Preliminary Budget.  Not later than forty-five (45) days prior to
              ------------------
the end of each fiscal year during the term of this Agreement, the Manager shall prepare and deliver to the Joint Operations Committee a preliminary Annual Budget for the next succeeding fiscal year ("Preliminary Budget").
                                             ------------------

          c.  Joint Operations Committee Approval.  The Joint Operations
              -----------------------------------
Committee shall review and suggest modifications to the Preliminary Budget within ten (10) days of receipt. Manager shall prepare a revised budget based upon the Joint Operations Committee's recommendations and the Preliminary Budget as revised shall become the Annual Budget.

          d.  Adjustments.  In the event of a material deviation between
              -----------
financial forecasts and financial performance during a fiscal year, Manager or Group may propose adjustments to the Annual budget which adjustments shall be approved or disapproved pursuant to the procedures set forth above.

     3.8  Personnel.
          ---------

          a.  Providers.  Except in unusual circumstances approved by the Joint
              ---------
Operations Committee, and as permitted by law, Manager shall not employ or contract with any Provider for the provision of dental services. All Providers who provide dental services to Group Patients or to Beneficiaries shall be either (1) Employee Providers, (2) Subcontract Providers, or (3) employees of Subcontract Providers. Group shall have complete control of and responsibility for the hiring, engagement, compensation, training, scheduling, supervision, evaluation, and termination of all Employee Providers and Subcontract Providers, although at the request of Group, Manager shall consult with Group respecting such matters and shall coordinate the advertising of positions available, interviewing of candidates, and scheduling of clinical staff meetings and training sessions.

          b.  Non-Providers.  With the exception of employees of Subcontract
              -------------
Providers, Manager shall employ all non-Provider personnel necessary for the operation of the Practice.

          c.  Salary and Benefits.  Subject to Manager's responsibilities under
              -------------------
Article VII, each party to this Agreement shall remain liable for the salary and benefits paid to such party's own

                                      6.

employees and shall be ultimately responsible for compliance with state and federal laws pertaining to employment taxes, workers' compensation, unemployment compensation and other employment-related statutes pertaining to the party's own employees.

               d.  Payments to Subcontract Providers.  Subject to Manager's
                   ---------------------------------
responsibilities under Article VII, Group shall be liable for any payments due Subcontract Providers under Provider Subcontracts.


                                   ARTICLE IV
                              MANAGEMENT SERVICES
                              -------------------

          Section 4.1  General Description of Services.  Except as prohibited by
                       -------------------------------
law and within the limitations set out elsewhere in this Agreement, Manager shall provide or arrange for the provision to Group of all support services reasonably necessary and appropriate for the efficient operation of the Practice. Such services include all administrative services necessary to Group's performance of its obligations under Payor Contracts, contracting, marketing, capital formation and assistance with long term strategic planning. Manager shall exercise its best efforts to fulfill the administrative functions of a well managed dental group.

          Section 4.2  Practice Site Facilities.  When appropriate, Manager
                       ------------------------
shall secure and maintain Practice Site Facilities, including, without limitation, office space, improvements, furnishings, equipment, supplies, and personal property, of a nature and in a condition necessary and appropriate for the efficient and effective operations of the Practice subject to the general approval of the Joint Operations Committee. Group hereby accepts and approves of the Practice Site Facilities initially provided by Manager. However, Manager from time to time shall make such Practice Site Facilities changes, including but not limited to dental equipment purchases, as reasonably may be requested by Group and consistent with the Annual Budget.

          Section 4.3  Purchased Items and Services.  Manager shall serve as the
                       ----------------------------
purchasing agent for Group and shall arrange for personnel benefits, insurance, and any other items and services required for the proper operation of the Practice.

          Section 4.4  Manager Personnel.
                       -----------------

               a.  Management Team. Subject to any approval or consulting rights
                   ---------------
of the Joint Operations Committee, Manager may engage or designate one or more individuals experienced in dental group management and direction, including, but not limited to, an administrator, who will be responsible for the overall administration of the Practice including day-to-day operations and strategic development activities.

               b.  Other Manager Personnel.  Manager shall select, hire, train,
                   -----------------------
supervise, monitor and terminate all non-Provider personnel necessary for the operation and management of the Practice; provided, however, with respect to the selection, hiring and termination of non-Provider clinical staff, Manager shall obtain the consent of the Group, which consent will not be unreasonably withheld.

          Section 4.5  Day-to-Day Management and Supervision.  Subject to any
                       -------------------------------------
approval or consulting rights of the Joint Operations Committee, Manager shall provide general management including, but not limited to, day-to-day supervision of:

                                      7.

          a.  manager personnel;

          b.  equipment and supply acquisition;

          c.  office space and facility maintenance;

          d.  patient records organization and retention;

          e.  third party payor contracting;

          f.  case management;

          g.  billing, collections and accounting activities as set forth below;

          h. all operating aspects and policies of the Practice including, but not limited to, hours of operation, work schedules, standard duties and job descriptions, for all non-Group personnel; and

          i.  other related and incidental matters.

     Section 4.6  Billing and Collection Payment of Expenses. In addition to the
                  ------------------------------------------
responsibilities of Manager under Article VII, Manager shall be responsible for all billing and collection activities required by Group. Manager shall also be responsible for reviewing and paying accounts payable of Group. Group hereby appoints the Manager its true and lawful attorney-in-fact to take the following actions for and on behalf of and in the name of Group:

          a. bill and collect in Group's name or the name of the individual practicing dentist, all charges and reimbursements for Group. Group shall give Manager all necessary access to Patient records to accomplish all billing and collection. In so doing, Manager will use its best efforts but does not guarantee any specific level of collections, and Manager will comply with Group's reasonable and lawful policies regarding courtesy discounts;

          b. take possession of and endorse in the name of the Group any and all instruments received as payment of accounts receivable;

          c. deposit all such collections directly into Accounts and make withdrawals from such Accounts in accordance with this Agreement; and

          d. place accounts for collection, settle and compromise claims, and institute legal action for the recovery of accounts.

     Section 4.7  Bookkeeping and Accounting. Manager shall provide bookkeeping
                  --------------------------
services, financial reports, and shall implement and manage a computerized management information system appropriate for the Practice.

          a.  Financial Reporting.  manager shall prepare, analyze and deliver
              -------------------
to the Joint Operations Committee financial reports to the extent necessary or appropriate for the operation of the Practice, including the following:

                                      8.

                    (1) financial statements, including balance sheets and statements of cash flow and income;

                    (2) accounts payable and accounts receivable analysis;

                    (3) billing status including any medicaid remittances; and

                    (4) reconciliation of assets, liabilities and major expenses.

               b.   Audits.  Group shall have the right to review and, at its
                    ------
sole cost and expense, obtain an audit (separate from any annual audit or review of Group's financial statements performed at the direction of the Manager) of Group's financial books and records maintained by the Manager. Upon five (5) days' prior written notice, Manager shall allow Group access during reasonable business hours to all information and documents reasonably required for such review or audit. Upon Group's request and at Group's expense, Manager shall also provide copies of such documents.

          Section 4.8  Marketing and Public Relations Services.  Subject to
                       ---------------------------------------
Group's consent, which consent shall not be unreasonably withheld, and subject to any limitation of law, regulation or ethical standards pertaining to the practice of dentistry, Manager shall provide such marketing and public relations services as Manager determines reasonably necessary to promote, market and develop the dental services of Group. Manager shall provide Group with marketing materials and activities. Nothing in this Agreement shall be construed to affect or limit in any way the professional discretion of Group to select patients that may be effectively treated in the Practice in accordance with professional standards of patient selection.

          Section 4.9  Group Agreements.  Subject to Group's consent, which
                       ----------------
consent shall not be unreasonably withheld, on behalf of Group, Manager shall review, evaluate and negotiate Payor Contracts and Provider Subcontracts and any other contracts or agreements regarding the provision of dental related items or services by Group or Providers.

          Section 4.10  Utilization Review Quality Improvement and Outcomes
                        ---------------------------------------------------
Monitoring.  Manager shall be responsible for providing administrative support
----------
for Group's utilization review, quality improvement and outcomes monitoring activities, including, without limitation, data collection, analysis and reporting for Group Patients and Beneficiaries. Manager shall also support the development and implementation of relevant policies, procedures, protocols, practice guidelines and other interventions based on such activities.

          Section 4.11  Patient Referrals.  The parties agree that the benefits
                        -----------------
to Group hereunder do not require, are not payment for, and are not in any way contingent upon the admission, referral or any other arrangements for the provision of any item or service offered by Manager or any affiliate of Manager to any of Group's Patients in any facility or laboratory controlled, managed or operated by Manager or any affiliate of Manager.

          Section 4.12  Applicable Law.  Manager and Group shall comply with all
                        --------------
applicable federal and state laws, statutes, rules and regulations, including without limitation, those relating to Medicaid reimbursement and any other applicable governmental rules or the guidelines governing the standards for administering a professional dental practice.

                                      9.

                                   ARTICLE V
                            GROUP RESPONSIBILITIES
                            ----------------------

     Section 5.1  Diagnosis, Treatment Planning, Specific Patient Education and
                  ---------------------------------------------------------
Consultation. Group shall have sole responsibility for all professional dental
------------
services provided to Patients with regard to the diagnosis of the patient's condition and the development of treatment plan alternatives, including, without limitation, the following:

          a.  Diagnosis.  Group shall have sole responsibility for all medical
              ---------
and dental history evaluation, examination, obtaining clinical records, and diagnostic procedures appropriate for complete diagnosis.

          b.  Treatment Planning.  Group shall have sole responsibility for all
              ------------------
determination of treatment alternatives that may be professionally acceptable for the treatment of the patient's condition.

          c.  Specific Patient Education.  Group shall have sole responsibility
              --------------------------
for all discussion, recommendation, demonstration, and other educational modalities intended to address the patient's specific condition, as differentiated from general patient education intended to address the common concerns of all patients presenting with similar conditions.

          d.  Consultation.  Group shall have sole responsibility for all
              ------------
discussion of clinical advantages, disadvantages, complications, and risks of each alternative treatment plan, and including the likely results of no treatment.

          e.  Manager to Assist with Record Procurement.  Notwithstanding the
              -----------------------------------------
above, Manager shall be responsible for exercising reasonable efforts to procure, at its own expense, medical and dental history information, previous clinical records, and X-ray records prior to presentation of the patient for treatment by Group, in accordance with protocols developed by Group in consultation with Manager.

     Section 5.2  Dental Services. Group shall have sole responsibility for all
                  ---------------
professional dental services provided to Patients with regard to the treatment of the patient's condition, including, without limitation, the following:

          a.  Preventive Care.  Group shall have sole responsibility for all
              ---------------
preventive care intended to delay, or intercept the development of pathologic conditions.

          b.  Therapeutic Care.  Group shall have sole responsibility for all
              ----------------
therapeutic care intended to ameliorate, or improve existing pathologic conditions.

          c.  Referral to Specialists.  Group shall have sole responsibility for
              -----------------------
all referral to appropriate dental specialists and other allied health care professionals in accordance with professional dental standards of care.

          d.  Continuing Care.  Group shall have sole responsibility for all
              ---------------
development and execution of continuing care protocols intended to maintain the patient's condition over the course of time.

          e.  Manager to Assist with Patient Compliance Tracking.
              --------------------------------------------------
Notwithstanding the above, Manager shall be responsible for exercising reasonable efforts to facilitate, coordinate, and

                                      10.

document the scheduling, tracking, and confirmation of Group's recommendations for dental diagnostic and therapeutic services, treatments, referrals, and continuing care in accordance with protocols developed by Group in consultation with Manager.

          Section 5.3  Provision of Dental Services by Group.  Group shall
                       -------------------------------------
operate the Practice during the Term as a dental practice in accordance with the terms of this Agreement and the Annual Budget. However, nothing in this Agreement shall be construed to affect or limit in any way the professional discretion or duty of Group insofar as such constitutes the practice of dentistry.

          Section 5.4  Providers.
                       ---------

               a.  Professional Dental Services. Group shall employ or contract
                   ----------------------------
with the number of Providers Group deems necessary for the efficient and effective operation of the Practice and in accordance with the Annual Budget and quality assurance, credentialing and utilization management protocols approved by the Joint Operations Committee. Group shall provide full and prompt dental coverage for the Practice, including emergency service twenty-four hours per day, seven days per week, including holidays, according to policies and schedules approved by the Joint Operations Committee.

               b.  Provider Subcontracts and Employment Agreements. Group shall
                   -----------------------------------------------
not negotiate or execute any Provider Subcontract, Employment Agreement, or any amendment thereto, or terminate any Provider Subcontract or Employment Agreement without the approval of the Joint Operations Committee. Subject to Manager's responsibilities under Article VII, Group shall be responsible for the payment, in accordance with the Annual Budget, of all Employee and Subcontract Providers.

          Section 5.5  Peer Review.  Group, after consultation with the Joint
                       -----------
Operations Committee, shall implement, regularly review, modify as necessary or appropriate and obtain the commitment of Providers to actively participate in peer review procedures for Providers. Group shall assist Manager in the production of periodic reports describing the results of such procedures. Group shall provide Manager with prompt notice of any information that raises a reasonable risk to the health and safety of Group Patients or Beneficiaries. In any event, after consultation with the Joint Operations Committee, Group shall take such action as may be reasonably warranted under the facts and circumstances.

          Section 5.6  Fees, Charges and Payor Agreements.  Group shall, after
                       ----------------------------------
consultation with Manager, determine the fees, charges, premiums, or other amounts due in connection with delivery of dental services to Patients. Such fees, charges, premiums, or other amounts (regardless of whether determined on a fee-for-service, capitated, prepaid, or other basis) shall be reasonable and consistent with the fees, charges, premiums, and other amounts due to dental care providers for similar services within the community under similar types of reimbursement programs involved if such programs are currently offered within the community.

          Section 5.7  Hours of Clinical Operation.  After consultation with the
                       ---------------------------
Joint Operations Committee, Group shall establish hours of operation that are consistent with good dental practice, and are appropriate to the need to timely deliver professional dental care services to Group Patients.

          Section 5.8  Billing Information and Assignments.  Group shall
                       -----------------------------------
promptly provide Manager with all billing and patient encounter information reasonably requested by Manager for purposes of billing and collecting for Group's services. Group shall use reasonable efforts to procure consents to assignments and other approvals and documents necessary to enable Manager to obtain payment or

                                      11.

reimbursement from third party payors and patients. With the assistance of Manager, Group shall obtain all provider numbers necessary to obtain payment or reimbursement for its services.

          Section 5.9  Third Party Contracts.  Group shall be in compliance with
                       ---------------------
all contracts, agreements and arrangements, including any contracts that exist on the Effective Date, between Group and third parties.

          Section 5.10  Use of Manager's Goods and Services.  Group shall not
                        -----------------------------------
use any goods or services provided by Manager pursuant to this Agreement for any purpose other than the provision of and management of dental services as contemplated by this Agreement and purposes incidental thereto.

          Section 5.11  Negative Covenants.  During the Term, Group shall not,
                        ------------------
without the prior approval of the Joint Operations Committee, (a) pledge, mortgage or otherwise encumber any of its property, (b) assign, transfer or convey all or substantially all of its assets, including its goodwill, (c) merge or consolidate with any other entity, (d) allow the transfer or issuance of any of its stock (other than in accordance with the terms and provisions of that certain Shares Acquisition Agreement dated of even date herewith between Manager and the person set forth on Schedule A hereto), or (e) take or allow any act
                            -----------------
that would materially impair the ability of Group to carry on the business of the Practice or to fulfill its obligations under this Agreement.
Notwithstanding the preceding, prior to consummating with any third party (i) any transfer, assignment or conveyance as contemplated in subparagraph (a) above or (ii) any merger or consolidation contemplated in subparagraph (c) above, Group shall first offer (the "Offer") to Manager or its designee the right to
                              -----
acquire the assets of Group or to effect a merger or consolidation with Group upon the same business and economic terms as proposed to Group by such third party. Manager or its designee shall have 60 days to elect to accept or reject such Offer, which election shall be binding on the parties.

          Section 5.12  Group Maintains Full Professional Authority.
                        -------------------------------------------
Notwithstanding Manager's general and specific rights and responsibilities set forth in this Agreement, Group shall have full authority and control with respect to all dental, professional and ethical determinations over Group's Practice to the extent required by federal, state and local laws, rules and regulation. Manager shall not engage in activities which constitute the practice of dentistry under applicable law. Manager shall neither exercise control over nor interfere with the dentist-patient relationship, which shall be maintained strictly between Group's Providers and their Patients.


                                   ARTICLE VI
                                      TERM
                                      ----

          Section 6.1  Term.  This Agreement shall be effective the Effective
                       ----
Date, and shall remain in effect for an initial term of forty (40) years from the Effective Date, expiring on the fortieth (40th) anniversary of the Effective Date, unless earlier terminated pursuant to the terms of this Agreement. The word "Term" shall include such initial term and, where applicable, any extension
      ----
of such initial term (whether extended pursuant to Section 6.2a or otherwise), subject to earlier termination pursuant to the provisions of this Agreement.

          Section 6.2  Termination and Extension.
                       -------------------------

               a.  Automatic Extension.  At the end of the initial term and any
                   -------------------
subsequent term, this Agreement shall automatically renew for a five (5) year term unless one of the parties provides

                                      12.

the other party with written notice of intent not to renew, not less than one hundred eighty (180) days prior to the expiration of the then current term.

               b.  Early Termination. This Agreement may be terminated according
                   -----------------
to the provisions of this Section.

                   (1)   Material Breach. In the event either party materially
                         ---------------
breaches this Agreement and such breach is not cured to the reasonable satisfaction of the non-breaching party within thirty (30) days after the non-breaching party serves written notice of the default upon the defaulting party (the "Default Notice"), the Agreement shall automatically terminate at the
      --------------
election of the non-breaching party upon the giving of a written notice of termination to the defaulting party not later than fifteen (15) days after termination of the 30-day cure period; provided that if such uncured breach is only capable of being cured within a reasonable period of time in excess of thirty (30) days, the non-breaching party shall not be entitled to terminate this Agreement so long as the defaulting party has commenced such cure and thereafter diligently pursues such cure to completion.

                   (2)   Refusal to Comply. In the event that Group or Manager
                         -----------------
refuses or fails to comply with a decision of the Joint Operations Committee, the aggrieved party shall have the option to require the non-complying party to participate in good faith mediation under the auspices of the American Mediation Association, and if such dispute between Group and Manager continues for sixty
(60) days after the date the aggrieved party exercises its option regarding mediation, the non-complying party shall have thirty (30) days in which to comply with the decision of the Joint Operations Committee. If the non-complying party has not complied by the end of such thirty (30) day period, the aggrieved party shall have the option to terminate this Agreement upon fifteen (15) days' prior written notice. During such mediation, Manager and Group shall continue to operate and manage the practice in good faith.

                   (3)   Bankruptcy. A party may, upon three (3) days' prior
                         ----------
written notice, terminate this Agreement if the other party:

                         (a)  Applies for or consents to the appointment of a
receiver, trustee or liquidator of all or a substantial part of its assets, files a voluntary petition in bankruptcy or consents to an involuntary petition, makes a general assignment for the benefit of its creditors, files a petition or answer seeking reorganization or arrangement with its creditors, or admits in writing its inability to pay its debts when due, or

                         (b)  Suffers any order, judgment or decree to be
entered by any court of competent jurisdiction, adjudicating such party bankrupt or approving a petition seeking its reorganization or the appointment of a receiver, trustee or liquidator of such party or of all or a substantial part of its assets, and such order, judgment or decree continues unstayed and in effect for ninety (90) days after its entry.

                    (4)  Nonperformance. Manager may terminate this Agreement in
                         --------------
the event that in any two consecutive fiscal quarters the Manager has not been paid the Management Fee and, in the sole discretion of the Manager, it is not reasonably likely that the Management Fee will be paid in the next fiscal quarter. Any such termination shall be effective as of the last day of such third fiscal quarter provided at least 60 days notice shall have been given; otherwise, such termination shall be effective on the sixtieth day after notice is given.

                    (5)  Change in Law. In the event of any material change in
                         -------------
federal or state law that has a significant adverse impact on either party hereto in connection with their

                                      13.

performance under this Agreement, or if performance by a party of any duties under this Agreement be deemed illegal by any administrative agency or in a formal opinion rendered to manager by legal counsel knowledgeable in health law matter retained by the Manager, the affected party shall have the right to require that the other party renegotiate the terms of this Agreement. Unless the parties otherwise mutually agree in writing, such renegotiated terms shall be effective not later than twenty (20) days after receipt of written notice of such request for renegotiation. Solely in the event of illegality, if the parties fail to reach an agreement within thirty (30) days of the request for renegotiation, either party may (subject to the severability provision of this Agreement) terminate this Agreement upon thirty (30) days' prior written notice to the other party.

               c.  Effect of Termination. Upon termination of this Agreement:
                   ---------------------

                   (1) Group shall surrender to Manager all of Manager's property used primarily in the operation of the Practice in the same condition as received, reasonable wear and tear excepted.

                   (2) Manager shall deliver to Group all records related to the business of and provision of dental care through the Practice including, without limitation, patient records and any corporate, personnel and financial records maintained for the Practice and Providers, provided, that except as limited by law, including, but not limited to laws governing the confidentiality of patient records, Manager shall have the option to copy (or otherwise duplicate) at its sole cost and expense such records of Group and to retain and utilize such records for its own use;

                   (3) Manager shall deliver to Group any other property of Group in Manager's possession'

                   (4) Both parties shall cooperate to ensure the provision of appropriate dental care to Group Patients and Beneficiaries;

                   (5) Group shall promptly deliver to Manager any Management Fees due and payable to Manager (such fees prorated for the month of termination) and any amounts owed to Manager for advances made pursuant to
Section 7.3; and

                   (6) Both parties shall cooperate to ensure the appropriate billing and collections for dental services rendered by Group prior to the effective date of termination, and any such cash collected shall be retained by Group and/or paid to Manager pursuant to Article VII.


                                  ARTICLE VII
                      FINANCIAL AND SECURITY ARRANGEMENTS
                      -----------------------------------

          Section 7.1  Management Fee.  Group and Manager agree that the
                       --------------
compensation set forth in this Article VII is being paid to Manager in consideration of the services provided and the substantial commitment and effort made by Manager hereunder and that such fees have been negotiated at arms' length and are fair, reasonable and consistent with fair market value. Manager shall be paid the management fee (the "Management Fee") as set forth on Exhibit
                                       --------------                   -------
7.1 hereto.  Payment of the Management Fee is not intended to and shall not be
---
interpreted or implied as permitting Manager to share in Group's fees for medical services but is acknowledged as the negotiated fair market value compensation to Manager considering the scope of services and the business risks assumed by Manager.

                                      14.

          Section 7.2  Payments.  Except as otherwise set forth on Exhibit 7.1
                       --------                                    -----------
hereto, the amounts to be paid to Manager under this Article VII shall be calculated by Manager on the accrual basis of accounting and shall be payable monthly. Payments due for any Management Fee shall be made by Group each calendar month as provided herein and shall be paid on the 15th day following the end of such month (or the first preceding day that is a business day if the 15th day is not a business day) (a "Payment Date"). Such amounts paid shall be
                                    ------------
estimates based upon available information for such month, and adjustments to the estimated payments shall be made to reconcile final amounts due under
Section 7.1 on the next Payment Date and shall be paid in such priority as set forth in Section 7.5 hereof.

          Section 7.3  Advances.  Group shall be entitled to an advance from
                       --------
Manager of such additional sums, over and above Group's right to the amounts otherwise set forth in this Article VII, as shall be required by Group to pay Practice Expenses consistent with the Annual Budget of the Practice (prepared as provided in Section 3.6 hereof), the Management Fee as provided in Exhibit 7.1
                                                                   -----------
hereto and Group Expenses at the discretion of Manager. Any amounts advanced to Group pursuant to this Section 7.3 shall be repaid by Group in such priority as set forth in Section 7.5 below and shall bear interest at a rate equal to one percent (1%) above the prime rate reported by the Wall Street Journal as adjusted on a quarterly basis, compounded monthly until all such amounts of principal and interest are repaid to Manager as provided herein.

          Section 7.4  Security Agreement.  In order to enforce its rights
                       ------------------
granted hereunder and subject to applicable law, Group shall execute a Security Agreement in substantially the form attached hereto as Exhibit 7.4 (the
                                                       -----------
"Security Agreement"), which Security Agreement grants a security interest in
-------------------
all of Group's accounts receivable (as more fully described in the Security Agreement) to Manager. In addition, Group shall cooperate with Manager and execute all necessary documents in connection with the pledge of such accounts receivable to Manager or at Manager's option, its lenders.

          Section 7.5  Priority of Payments.  Manager shall administer and make
                       --------------------
disbursements from amounts deposited into the Accounts or transferred from the Accounts to pay (including, without limitation the making of advances as provided in Section 7.3) the Practice Expenses and Group Expenses as the same become due and payable, and for which Group shall remain responsible. In performing its obligations pursuant to Article IV, Manager shall apply funds of Group in the following order of priority:

               a.  payment of all Group Expenses;

               b.  payment of all Practice Expenses;

               c.  payment of the Management Fee; and

               d. payment of amounts advanced to Group, and applicable interest thereon (as contemplated in Section 7.3).

          If there are not sufficient funds to pay all amounts provided for above, all unpaid amounts shall accumulate and carry over until paid or until the termination of this Agreement, in which case such unpaid amounts shall be immediately due and payable as of the date of termination. Any amounts which remain following the payment of the expenses and fees set forth in subparagraphs
(a) through (d) above shall be retained in the Accounts.

          Section 7.6  Accounts Receivable.  At the option of Manager, on the
                       -------------------
first business day of each month, Manager may purchase all or any portion of the accounts receivable of Group relating to Revenues arising during the previous month, by payment of cash or other readily available funds into an

                                      15.

account for Group or by offset of amounts owed by Group to Manager. The consideration for the purchase shall be an amount equal to all fees recorded each month (net of adjustments for uncollectible accounts, professional courtesies and other such activities that do not generate a collectible fee) less Management Fees due to Manager under this Article VII. Manager's purchase shall be effective upon full payment of the purchase price. In the event that such purchase shall be ineffective for any reason, Group is concurrently herewith entering into the Security Agreement to grant a security interest in the accounts receivable to Manager. In addition, Group shall cooperate with Manager and execute all necessary documents in connection with the pledge of such accounts receivable to Manager or at Manager's option, its lenders. All collections in respect of such accounts receivable shall be deposited in a bank account at a bank selected by mutual agreement of Group and Manager. To the extent Group comes into possession of any payments in respect of such accounts receivable, Group shall direct such payments to Manager for deposit.


                                  ARTICLE VIII
                            INDEMNITY AND INSURANCE
                            -----------------------

     Section 8.1  Indemnity.
                  ---------

          a.  Indemnification.  Each party shall indemnify, defend and hold
              ---------------
harmless the other party from any and all liability, loss, claim, lawsuit, injury, cost, damage or expense whatsoever (including reasonable attorneys' fees and court costs) arising out of, incident to or in any manner occasioned by the performance or nonperformance of any duty or responsibility under this Agreement by such indemnifying party, or any of their employees, agents, contractors or subcontractors; provided, however, that neither party shall be liable to the other party hereunder for any claim covered by insurance, except to the extent that the liability of such party exceeds the amount of such insurance coverage. Specifically, and without limiting the generality of the foregoing, Group agrees to indemnify, defend and hold harmless Manager for all liability, loss, claim, lawsuit, injury, cost, damage or expense whatsoever (including reasonably attorneys' fees and court costs) arising out of the professional negligence of Group, its employees, agents, contractors or subcontractors, including any amounts in excess of the professional liability insurance coverage of Group or its employees, agents, contractors or subcontractors.

          b.  Mutual Indemnity.  Subject to Manager's responsibilities under
              ----------------
Article VII, each party to this Agreement shall be indemnified by the other party for any claim under this Agreement or otherwise against the indemnified party for vacation pay, sick leave, retirement benefits, Social Security benefits, workers' compensation benefits, disability or unemployment, insurance benefits, or other employee benefits of any kind accrued during the term of this Agreement by an employee of the indemnifying party.

     Section 8.2  Manager's Insurance. Manager shall, on its own behalf and at
                  -------------------
its sole cost and expense, procure and maintain in force during the term of this Agreement policies in the following categories in the amount indicated:

          a. Comprehensive general liability insurance covering the risks of Manager, in an amount determined by the Joint Operations Committee;

          b. Workers' Compensation insurance covering the employees of Manager, in such amounts as is usual and customary under the circumstances;

                                      16.

          c. Property insurance covering the facilities, equipment and supplies owned or leased by Manager or Group for use in the operation of the Practice.

     Section 8.3  Group's Insurance. At Group's sole cost and expense, Manager
                  -----------------
shall obtain, and maintain on behalf of Group in full force and effect during the Term, policies in the following categories in the amount indicated:

          a. Comprehensive professional liability insurance coverage for Group and Group's Employee Providers, in such amounts as Group shall reasonably deem necessary; provided, however, such coverage shall be no greater than that set forth on Schedule B hereto without the prior consent of the Joint Operations Committee, which consent shall not be unreasonably withheld;

          b. Workers' Compensation insurance covering the employees of Group, in such amounts as is usual and customary under the circumstances;

          c. Comprehensive general liability insurance covering the risks of Group, in an amount determined by the Joint Operations Committee.


                                  ARTICLE IX
                               BOOKS AND RECORDS
                               -----------------

     Section 9.1  Ownership of Records. All business records and information
                  --------------------
relating exclusively to the business and activities of either party shall be the property of that party, irrespective of identity of the party responsible for producing or maintaining such records and information. Without limiting the foregoing, all patient charts and records maintained by Manager relating to the dental services of Group shall be the property of Group. Group also shall be entitled to a copy at Group's sole cost of all business records pertaining to Group. Except as limited by law, including, but not limited to laws governing the confidentiality of patient records, Manager shall be entitled to a copy at Manager's sole cost of all records of Group.

                                   ARTICLE X
                             RESTRICTIVE COVENANTS
                             ---------------------

     Section 10.1  Covenant Regarding Proprietary Information. In the course of
                   ------------------------------------------
the relationship created pursuant to this Agreement, Group will have access to certain methods, trade secrets, processes, ideas, systems, procedures, inventions, discoveries, concepts, software in various stages of development, designs, drawings, specifications, models, data, documents, diagrams, flow charts, research, economic and financial analysis, developments, procedures, know-how, policy manuals, form contracts, marketing and other techniques, plans, materials, forms, copyrightable materials and trade information (all of which is referred to in this Agreement as "Proprietary Information") regarding the
                                  -----------------------
operations of Manager and/or of its Affiliates (collectively, the "Protected
                                                                   ---------
Parties").  Group shall maintain all such Proprietary Information in strict
-------
secrecy and shall not divulge such information to any third parties, except as may be necessary for the discharge of their obligations under this Agreement. Group shall take all necessary and proper precautions against disclosure of any Proprietary Information to unauthorized persons by any of its employees or agents. Group and all employees, and agents of Group who will have access to all or any part of the Proprietary Information may be required to execute an agreement, at the request of Manager, valid under the law of the jurisdiction in which such agreement is executed, and in a form acceptable to Manager and its counsel, committing themselves to maintain the Proprietary Information in strict confidence and not to disclose it to any unauthorized person or entity. The Protected Parties not

                                      17.

party to this Agreement are hereby specifically made third party beneficiaries of this Section, with the power to enforce the provisions hereof. Upon termination of this Agreement for any reason, Group and each of its Employee Providers and Subcontract Providers shall cease all use of any of the Proprietary Information and, at the request of Manager, shall execute such documents as may be necessary to evidence Group's abandonment of any claim thereto. The parties recognize that a breach of this Section cannot be adequately compensated in money damages and therefore agree that injunctive relief shall be available to the Protected Parties as their respective interests may appear.

          The obligations of Group under this Section 10.1 shall not apply to information: (i) which is a matter of public knowledge on or becomes a matter of public knowledge after the Effective Date of this Agreement, other than as a breach of the confidentiality terms of this Agreement or as a breach of the confidentiality terms of any other agreement between Group and Manager or its Affiliates; or (ii) which was lawfully obtained by Group on a nonconfidential basis other than in the course of performance under this Agreement and from some entity other than Manager or its Affiliates or from some person other than one employed or engaged by Manager or its Affiliates, which entity or person has no obligation of confidentiality to Manager or its Affiliates.

          Section 10.2  Covenants Not to Compete During the Term.  The parties
                        ----------------------------------------
recognize that the services to be provided by Manager shall be feasible only if Group operates an active dental practice to which Group and Clinical Staff devote full time and attention. To that end:

                    a.  Restrictive Covenants by Group. During the term of this
                        ------------------------------
Agreement and except as otherwise agreed to in writing by Manager, Group shall not (i) establish, operate or provide dental care services at any dental office, clinic or other facility providing services substantially similar to those provided by Group pursuant to this Agreement anywhere other than at the Practice Sites and as may be approved in writing by Manager; (ii) enter into any management or administrative services agreement or other similar arrangement with any person or entity other than Manager without Manager's prior written approval and (iii) operate or, directly or indirectly, hold or own any type of ownership or other form of equity interest in, or serve as a consultant to or otherwise perform services for any person or entity engaged in the business of providing management and administrative services to dental practices; provided, however, that nothing in this Agreement shall prohibit Provider from establishing, owning, organizing, opening, operating, participating in, working, managing, advising, teaching, or from being in any way involved, affiliated or associated with a dental school or with a dental hygienist school, whether now existing or hereafter organized, public or private, so long as such activity by Provider does not detract from Provider's obligations to perform services in accordance with this Agreement, including, without limitation, the provision of dental services for the number of hours described in Section 2.1 hereof.

                    b.  Restrictive Covenants by Providers. Group shall use its
                        ----------------------------------
best efforts to obtain and enforce formal agreements with its Employee Providers and Subcontract Providers who are dentists not to establish, operate or provide dental care services, during the term of this Agreement and for a period of two
(2) years after any termination of employment with Group (except a termination caused by a material breach by Manager which shall remain uncured for a period of sixty (60) days after receipt of notice in accordance with Section 11.4 hereof, or by nonpayment of a material amount owed by Manager to or to be paid by Manager on behalf of Group), at any dental office, clinic or facility located within 20 miles of any Practice Site at which the Employee Provider or Subcontract Provider has practiced. Any variation of such restrictive covenants shall be approved in advance in writing by Manager.

          Section 10.3  Covenant Not to Solicit.  For three (3) years following
                        -----------------------
the termination of this Agreement, except for a valid termination by Group pursuant to Section 6.2(b), Group shall not:

                                      18.

                a. directly or indirectly solicit, recruit or hire, or induce any party to solicit, recruit or hire any person who is an employee of, or who has entered into an independent contractor arrangement with, Manager or any Affiliate of Manager;

                b. directly or indirectly, whether for itself or for any other person or entity, call upon, solicit, divert or take away, or attempt to solicit, call upon, divert or take away any of Manager's customers, business, or clients; or

                c. directly or indirectly solicit, or induce any party to solicit, any of Manager's contractors or the contractors of any Affiliate of Manager, to enter into the same or a similar type of contract with any other party.

          10.4  Enforcement. Manager and Group acknowledge and agree that since
                -----------
a remedy at law for any breach or attempted breach of the provisions of this
Article X shall be inadequate, either party shall be entitled to specific performance and injunctive or other equitable relief in case of any such breach or attempted breach, in addition to whatever other remedies may exist by law. All parties hereto also waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.


                                  ARTICLE XI
                           MISCELLANEOUS PROVISIONS
                           ------------------------

          Section 11.1  Assignment.  Neither party shall assign this Agreement
                        ----------
to any other party or parties without the prior written consent of the other party, which consent may be withheld arbitrarily or capriciously, for any reason or for no reason whatsoever and any attempted assignment in violation of this Agreement shall be null and void. Notwithstanding the preceding, Manager may assign this Agreement to any direct or indirect wholly-owned subsidiary of either Manager or Parent or to a financial institution as collateral security for the indebtedness of Manager, Parent or any of their respective Affiliates.

          Section 11.2  Headings.  The article and section headings used in this
                        --------
Agreement are for purposes of convenience only. They shall not be construed to limit or to extend the meaning of any part of this Agreement.

          Section 11.3  Waiver.  Waiver by either Group or Manager of any breach
                        ------
of any provision of this Agreement shall not be deemed to be a waiver of such provision or of any subsequent breach of the same or of any other provision of this Agreement.

          Section 11.4  Notices.  Any notice, demand, approval, consent or other
                        -------
communication required or desired to be given under this Agreement in writing shall be personally served or given by overnight express carrier or by mail, and if mailed, shall be shall be deemed to have been given when five (5) business days have elapsed from the date of deposit in the United States mails, certified and postage prepaid, addressed to the party to be served at the following address or such other address as may be given in writing to the parties.

          Group:  SJL, P.A.
                    1088 North Skyline Drive
                    Idaho Falls, Idaho 83405-1358
                    Attn:  Steven J. Larsen, D.D.S., F.A.G.D.

                                      19.

          Manager:  GMS Dental Group, Inc.
                    22800 Savi Ranch Parkway
                    Suite 206
                    Yorba Linda, California  92887
                    Attn:  Michael T. Fiore

          Section 11.5  Attorneys' Fees. If any legal action or arbitration or
                        ---------------
other proceeding is commenced, whether by Manager or Group concerning this Agreement, the prevailing party shall recover form the losing party reasonable attorneys' fees and costs and expenses, including those of appeal and not limited to taxable costs, incurred by the prevailing party, in addition to all other remedies to which the prevailing party may be entitled. If a claim or claims asserted by a third party against Manager or Group or any of them arise from an act or omission by the other, the party responsible for the act or omission shall be the losing party, and the other party shall be the prevailing party, for purposes of the foregoing sentence.

          Section 11.6  Successors.  Without limiting or otherwise affecting any
                        ----------
restrictions on assignments of this Agreement or rights or duties under this Agreement, this Agreement shall be binding upon and inure to the benefit of the successor and assigns of Group and Manager, including, without limitation, GMS pursuant to the Merger described in Section 2.1.

          Section 11.7  Entire Agreement.  This Agreement sets forth the entire
                        ----------------
agreement between Group and Manager and supersedes all prior negotiation and agreements, written or oral, concerning or relating to the subject matter of this Agreement, and this Agreement may not be modified except by a writing executed by all parties and subject to the provisions thereof.

          Section 11.8  Governing Law.  This Agreement and the rights and
                        -------------
obligations of the parties hereto shall be governed by, and construed according to, the laws of the State of California.

          Section 11.9  Severability, Contract Modifications for Prospective
                        ----------------------------------------------------
Legal Events.  Nothing contained in this Agreement shall be construed to require
------------
the commission of an act contrary to law, and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance or regulation, the latter shall prevail. In such event, and in any case in which any provision of this Agreement is determined to be in violation of a statute, law, ordinance or regulation, the affected provision(s) shall be limited only to the extent necessary to bring it within the requirements of the law and, insofar as possible under the circumstances, to carry out the purposes of this Agreement. The other provisions of this Agreement shall remain in full force and effect, and the invalidity or unenforceability of any provision hereof shall not affect the validity and enforceability of the other provisions of this Agreement, nor the availability of all remedies in law or equity to the parties with respect to such other provisions.

          In the event any state or federal laws or regulations, now existing or enacted or promulgated after the effective date of this Agreement, are interpreted by judicial decision, a regulatory agency or legal counsel of both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, Group and Manager shall amend this Agreement, to the maximum extent possible, to preserve the underlying economic and financial arrangements between Group and Manager. In the event legal counsel of both parties disagree as to whether the structure or any provision of this Agreement may be in violation of applicable laws and regulations and one of the parties therefore refuses to amend this Agreement in light of the reasonable concerns of the other party and such party's legal counsel, then such party refusing to amend shall indemnify and hold harmless the other party for any and all harm and damages caused by or related to the offending provision. A party to this

                                      20.

Agreement may choose to, but shall not be required to, take any action or to make any amendment to this Agreement if such action or amendment would put them in a substantially and materially worse economic or financial position than that contemplated by the terms of this Agreement. The parties acknowledge that such amendment may require reorganization of Group or Manager, or both, and may require either or both parties to obtain appropriate regulatory licenses and approvals. If an amendment is not possible, either party shall have the right to terminate this Agreement upon thirty (30) days notice to the other party.

          Section 11.10  Time Is of the Essence.  Time is of the essence in this
                         ----------------------
Agreement.

          Section 11.11  Authority.  Any Person signing this Agreement on behalf
                         ---------
of any entity hereby represents and warrants in its individual capacity that it has full authority to do so on behalf of such entity.

          Section 11.12  Counterparts.  This Agreement may be executed in two
                         ------------
(2) or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, Group and Manager have caused their authorized representatives to execute this Dental Group Management Agreement as of the date first above written.

                                          "Group"

                                          SJL, P.A.
                                          an Idaho professional corporation


                                          By: /s/ Steven J. Larsen
                                             ----------------------------------
                                             Steven J. Larsen, D.D.S., F.A.G.D.
                                             President


                                          "Manager"

                                          PREMIER DENTAL CARE, INC.
                                          an Idaho corporation


                                          By: /s/ Steven J. Larsen
                                             ----------------------------------
                                             Steven J. Larsen, D.D.S., F.A.D.G.,
                                             President

                                  ADDENDUM 1.
                                  ----------


          For purposes of this Agreement, the following terms shall have the meaning indicated below or defined at the indicated section:

          (1)  Accounts.  See Section 2.5.
               --------

          (2)  Affiliate.  "Affiliate" shall mean, with respect to any Person,
               ---------
(i) any individual or entity directly or indirectly owned or controlled by such Person, (ii) any individual or entity directly or indirectly owning or controlling such Person or (iii) any individual or entity directly or indirectly owned or controlled by the same family member, individual or entity as owns or controls such Person. For purposes of this Agreement, neither Group nor Manager shall be deemed an Affiliate of the Other.

          (3)  Agreement.  "Agreement" means this Group Management Agreement.
               ---------

          (4)  Annual Budget.  See Section 3.6.
               -------------

          (5)  Beneficiaries.  See Recital A.
               -------------

          (6)  Books and Records.  "Books and Records" means Group's books of
               -----------------
account, accounting and financial records and all other records relating to and used in the conduct of Manager's duties hereunder and also used in the preparation of reports and financial statements. The books and records at all times shall be correct and complete and contain correct and timely entries made with respect to transactions entered into pursuant hereto in accordance with GAAP.

          (7)  Capital Costs. "Capital Costs" shall mean any and all investments
               -------------
that are or would be capitalized pursuant to GAAP.

          (8)  Committee Members.  See Section 3.5a.
               -----------------

          (9)  Default Notice.  See Section 6.2b(1).
               --------------

          (10) Effective Date.  See preamble paragraph.
               --------------

          (11) Employee Providers.  See Recital B.
               ------------------

          (12) Employment Agreements.  See Recital B.
               ---------------------

          (13) GAAP.  "GAAP" means at any particular time generally accepted
               ----
accounting principles as in effect at such time. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method of valuation as used in the preparation of Manager's financial statement.

          (14) Group.  See first paragraph of this Agreement.
               -----

                                      22.

          (15) Group Expenses.  "Group Expenses" means salaries and wages,
               --------------
compensation, payroll taxes, and employee benefits of Employee Providers and Subcontract Providers, all as set forth in, and subject to and limited by, the Annual Budget.

          (16) Group Member.  See Section 3.5a.
               ------------

          (17) Group Patients.  See Recital A.
               --------------

          (18) Joint Operations Committee.  See Section 3.4b.
               --------------------------

          (19) Management Fee.  See Section 7.1.
               --------------

          (20) Manager.  See first paragraph of this Agreement.
               -------

          (21) Manager Members.  See Section 3.5a.
               ---------------

          (22) Marks.  See Section 2.3a.
               -----

          (23) Offer.  See Section 5.1.
               -----

          (24) Parent.  "Parent" shall mean GMS Dental Group, Inc. or any
               ------
successor thereto.

          (25) Payment Date.  See Section 7.2.
               ------------

          (26) Payor Contracts.  See Recital A.
               ---------------

          (27) Person.  "Person" shall mean any natural person, corporation,
               ------
partnership or other business structure recognized as a separate legal entity.

          (28) Plans.  See Recital A.
               -----

          (29) Practice.  See Recital C.
               --------

          (30) Practice Expenses.  "Practice Expenses" means all costs incurred
               -----------------
by Manager including amortization associated with costs of acquiring assets of the Group or covering operations and Capital Costs, direct labor costs, supplies, direct overhead and indirect overhead expense attributable to the management and operation of the Practice and direct and indirect corporate overhead of Manager including all interest expense and other expenses which are attributable to Manager's business operations in accordance with Manager's corporate allocation policies, all as consistent with and/or contemplated in the Annual Budget.

          (31) Practice Sites.  See Section 3.4a.
               --------------

          (32) Practice Site Facilities.  See Section 3.4a.
               ------------------------

          (33) Preliminary Budget.  See Section 3.7b.
               ------------------

          (34) Programs.  See Section 2.3b.
               --------

          (35) Proprietary Information.  See Section 10.1.
               -----------------------

                                      23.

          (36) Protected Parties.  See Section 10.1.
               -----------------

          (37) Providers.  See Recital B.  The term "Providers" shall include
               ---------
individuals or organizations licensed to practice dentistry (including specialists) as well as other licensed dental professionals who provide ancillary reimbursable dental services.

          (38) Provider Subcontracts.  See Recital A.
               ---------------------

          (39) Revenues.  See Section 2.4.
               --------

          (40) Security Agreement.  See Section 7.4.
               ------------------

          (41) Subcontract Providers.  See Recital B.
               ---------------------

          (42) Term.  See Section 6.1.
               ----

                                      24.